EXHIBIT A TO EXCLUSIVE PLACEMENT AGENT AGREEMENT
AS LAST AMENDED: DECEMBER 23, 1999

Pursuant to the Exclusive Placement Agreement, ICC shall be Exclusive Placement Agent with respect to the following Trusts, effective as of the date indicted below:

Name of Trust                                             Date

BT Investment Portfolios                                  August 11, 1998
   Liquid Assets Portfolio                                August 11, 1998
   Asset Management Portfolio II                          August 11, 1998
   Asset Management Portfolio III                         August 11, 1998
   Latin American Equity Portfolio                        August 11, 1998
   Small Cap Portfolio                                    August 11, 1998
   Pacific Basin Equity Portfolio                         August 11, 1998
   U.S. Bond Index Portfolio                              August 11, 1998
   Small Cap Index Portfolio                              August 11, 1998
   EAFE(R)Equity Index Portfolio                          August 11, 1998
   BT PreservationPlus Portfolio                          August 11, 1998
   BT PreservationPlus Income Portfolio                   August 11, 1998
   BT Global Equity Portfolio                             December 9, 1998
   BT European Equity Portfolio                           December 9, 1998
   Quantitative Equity Portfolio                          December 23, 1999
Cash Management Portfolio                                 August 11, 1998
Treasury Money Portfolio                                  August 11, 1998
Tax Free Money Portfolio                                  August 11, 1998
NY Tax Free Money Portfolio                               August 11, 1998
International Equity Portfolio                            August 11, 1998
Equity 500 Index Portfolio                                August 11, 1998
Asset Management Portfolio                                August 11, 1998
Capital Appreciation Portfolio                            August 11, 1998
Intermediate Tax Free Portfolio                           August 11, 1998


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         IN WITNESS WHEREOF, the parties hereto have caused this Amended
Appendix A to the Exclusive Placement Agent Agreement between the Trusts listed on Amended Appendix A and ICC Distributors, Inc., to be executed in their names and on their behalf by and through their duly authorized officers, as of December 23, 1999.

                                         ON BEHALF OF THE TRUSTS LISTED ON THE
                                         ATTACHED APPENDIX A:

                                         By:      /s/ Daniel O. Hirsch
                                                  Daniel O. Hirsch
                                                  Secretary

                                         ICC DISTRIBUTORS, INC.

                                         By:      /s/ John Y. Keffer
                                                  John Y. Keffer
                                                  President